Robert A. Forrester
                                 Attorney at Law
                           1215 Executive Drive West,
                                    Suite 102
                              Richardson, TX 75081

                                                      (972) 437-9898
                                                  Fax (972) 480-8406

April 10, 2009

Combined Opinion and Consent
NexGen Steel, Inc.
3939 Belt Line Road,
Suite 440,
Dallas, TX 75001

         RE:      NexGen Steel, Inc.

Gentlemen:

You have requested my opinion, as counsel for NexGen Steel, Inc., a Texas corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering 10,000,000 units ("Units") with 50,000,000 shares of the Company's common stock ("Unit Common Stock") being sold by the Company and 10,000,000 warrants as part of the Units (the "Related Warrants") and 10,000,000 shares of Common Stock underlying said warrants (the "Underlying Shares of Common Stock"). The Registration Statement also relates to 3,000,000 shares of Common Stock that may be purchased pursuant to previously issued warrants ("Old Underlying Common Stock").

I have examined such records and documents and made such examinations of laws as I have deemed relevant in connection with this opinion. It is my opinion that the Units, the Unit Common Stock, the Related Warrants, the Underlying Shares of Common Stock and the Old Underlying Common Stock to be offered pursuant to the Registration Statement and sold by Company, have been have been duly authorized, and will be legally issued, fully paid and non-assessable upon issuance pursuant to the terms set forth in the Registration Statement.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Registration Statement. In so doing, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



Very truly yours,

/s/ Robert A. Forrester

Robert A. Forrester